Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)  ☐

_______________________________________________________

U.S. BANK TRUST NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

41-1973763

I.R.S. Employer Identification No.

300 Delaware Avenue, 8th Floor Wilmington, DE	19809
(Address of principal executive offices)	(Zip Code)

K. Wendy Kumar

U.S. Bank National Association

100 Wall Street, Suite 600

New York, NY 10005

212-951-8561

(Name, address and telephone number of agent for service)

Caterpillar Financial Services Corporation

(Issuer with respect to the Securities)

Delawarey	37-1105865
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2120 West End Avenue Nashville, Tennessee	37203
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.                         GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                      Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)           Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                         AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                          Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                 LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.            A copy of the Articles of Association of the Trustee.*

2.            A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.            A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.            A copy of the existing bylaws of the Trustee.**

5.            A copy of each Indenture referred to in Item 4.  Not applicable.

6.            The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.            Report of Condition of the Trustee as of December 31, 2019 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.4 to registration statement on form S-3ASR, Registration Number 333-202902 filed on March 20, 2015.

** Incorporated by reference to Exhibit 25.4 to registration statement on form S-3ASR,  Registration Number 333-202902 filed on March 20, 2015.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 30th day of March, 2020.

By:	/s/ K. Wendy Kumar
K. Wendy Kumar
Vice President

Exhibit 2

Exhibit 3

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK TRUST NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 30, 2020

By:	/s/ K. Wendy Kumar
K. Wendy Kumar
Vice President

Exhibit 7

U.S. Bank Trust National Association

Statement of Financial Condition

As of 12/31/2019

($000’s)

12/31/2019
Assets
Cash and Balances Due From Depository Institutions	$ 624,674
Securities	0
Federal Funds	0
Loans & Lease Financing Receivables	0
Fixed Assets	5
Intangible Assets	16,124
Other Assets	18,372
Total Assets	$659,175

Liabilities
Deposits	$0
Fed Funds	0
Treasury Demand Notes	0
Trading Liabilities	0
Other Borrowed Money	0
Acceptances	0
Subordinated Notes and Debentures	0
Other Liabilities	12,596
Total Liabilities	$12,596

Equity
Common and Preferred Stock	1,000
Surplus	466,570
Undivided Profits	179,009
Minority Interest in Subsidiaries	0
Total Equity Capital	$646,579

Total Liabilities and Equity Capital	$659,175